Exhibit 99.1

PFIZER COMPLETES ACQUISITION OF ANACOR

Tender offer for all of the outstanding shares of Anacor common stock expired as scheduled immediately after 11:59 p.m., New York City time, on June 23, 2016

Pfizer and Anacor begin joint operations on June 24, 2016

New York, NY, June 24, 2016 – Pfizer Inc. (NYSE: PFE) today announced that it has completed its acquisition of Anacor Pharmaceuticals, Inc. Under the terms of the transaction, each outstanding share of Anacor common stock has been converted into the right to receive $99.25 net in cash (without interest but subject to required withholding of taxes).

“Now that Anacor is part of Pfizer, we can accelerate our shared commitment to help patients with inflammatory disease, an area of high unmet medical need,” said Albert Bourla, Group President, Pfizer Innovative Health. “We believe that Pfizer is in a position to quickly capitalize on the benefits offered by the combination with Anacor, including the potential for a near-term U.S. product launch and subsequent commercialization of crisaborole, a differentiated asset with compelling clinical data. If approved, crisaborole has the potential to be an important first-line treatment option for patients with mild-to-moderate atopic dermatitis and the physicians who treat them.”

The transaction is not expected to impact Pfizer’s current 2016 adjusted financial guidance. Pfizer continues to expect the transaction to be slightly dilutive to Adjusted Diluted Earnings Per Share (EPS)(1) in 2017 with accretion to Adjusted Diluted EPS(1) beginning in 2018 and increasing thereafter.

The Offer

The tender offer for all of the outstanding shares of Anacor common stock expired as scheduled immediately after 11:59 p.m., New York City time, on June 23, 2016. Computershare Trust Company, N.A., the depositary and paying agent for the tender offer, has advised Pfizer that 39,306,909 shares of Anacor common stock were validly tendered into and not validly withdrawn from the tender offer, including 4,300,427 shares tendered by notice of guaranteed delivery for which certificates were not yet delivered, representing approximately 86.1% of the outstanding shares. All of the conditions to the offer have been satisfied and on June 24, 2016, Pfizer and its subsidiary Quattro Merger Sub Inc. accepted for payment and will promptly pay for all shares validly tendered and not validly withdrawn.

Following its acceptance of the tendered shares, Pfizer completed its acquisition of Anacor through the merger of Quattro Merger Sub Inc. with and into Anacor without a vote of Anacor’s stockholders pursuant to Section 251(h) of the Delaware General Corporation Law. As a result of the merger, Anacor became a wholly-owned subsidiary of Pfizer. In connection with the merger, all Anacor shares not validly tendered into the tender offer (other than treasury shares held by Anacor and any shares owned by Pfizer, Quattro Merger Sub Inc. or any person who was entitled to and has properly demanded statutory appraisal of his or her shares) have been cancelled and converted into the right to receive the same $99.25 per share net in cash (without interest but subject to required withholding of taxes) as will be paid for all shares that were validly tendered and not validly withdrawn in the tender offer. Anacor common stock will cease to be traded on the NASDAQ Global Market.

About Pfizer:

At Pfizer, we apply science and our global resources to bring therapies to people that extend and significantly improve their lives. We strive to set the standard for quality, safety and value in the discovery, development and manufacture of health care products. Our global portfolio includes medicines and vaccines as well as many of the world’s best-known consumer health care products. Every day, Pfizer colleagues work across developed and emerging markets to advance wellness, prevention, treatments and cures that challenge the most feared diseases of our time. Consistent with our responsibility as one of the world’s premier innovative biopharmaceutical companies, we collaborate with health care providers, governments and local communities to support and expand access to reliable, affordable health care around the world. For more than 150 years, Pfizer has worked to make a difference for all who rely on us. For more information, please visit us at www.pfizer.com. In addition, to learn more, follow us on Twitter at @Pfizer and @Pfizer_News, LinkedIn, YouTube and like us on Facebook at Facebook.com/Pfizer.

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Pfizer calculates these projections regarding the expected accretive impact of the potential acquisition based on internal forecasts of its Adjusted Diluted Earnings Per Share (Adjusted Diluted EPS), which forecasts are non-Generally Accepted Accounting Principles (GAAP) financial measures which exclude certain amounts that would be included in GAAP calculations. The determinations of the amounts that are not included in the accretion calculations based on Adjusted Diluted EPS are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Pfizer does not regularly forecast and in some cases cannot reasonably predict with sufficient reliability all of the necessary components of the comparable GAAP measure. As a result, Pfizer has not included within the Adjusted Diluted EPS forecasts underlying the accretion calculations the impact of purchase accounting adjustments, acquisition-related costs and certain significant items. For more information on the Adjusted Diluted EPS measure see Pfizer’s 2015 Financial Report, which was filed as exhibit 13 to Pfizer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

DISCLOSURE NOTICE: This release contains forward-looking information related to Pfizer, Anacor and the acquisition of Anacor by Pfizer that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this release include, among other things, statements about the potential benefits of the acquisition, anticipated accretion and growth rates, Pfizer’s and Anacor’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of Pfizer and Anacor, and crisaborole. Risks and uncertainties include, among other things, risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects on the market price of Pfizer’s common stock and on Pfizer’s operating results from the consummation of the acquisition; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the acquisition; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; future business combinations or disposals; the uncertainties inherent in research and development; whether and when the U.S. Food and Drug Administration (FDA) may approve the new drug application for crisaborole, which will depend on its assessment of the benefit-risk profile suggested by the totality of the efficacy and safety information submitted; decisions by the FDA regarding labeling and other matters that could affect the availability or commercial potential of crisaborole; and competitive developments.

A further description of risks and uncertainties relating to Pfizer and Anacor can be found in their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2015 and in their subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the U.S. Securities and Exchange Commission and available at www.sec.gov.

The information contained in this release is as of June 24, 2016. Neither Pfizer nor Anacor assumes any obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.

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